  Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Item	Page

Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets Acquired and Liabilities Assumed	F-3
Notes to Statement of Assets Acquired and Liabilities Assumed	F-4

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Issuer Direct Corporation
Morrisville, North Carolina

Opinion on the Financial Statements
We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed (the “Financial Statement”) of the VisualWebcaster Platform (“VWP”) of Onstream Media Corporation acquired by Issuer Direct Corporation (the “Company”) as of January 3, 2019. In our opinion, the Financial Statement presents fairly, in all material respects, the assets acquired and liabilities assumed of VWP as of January 3, 2019, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion
This Financial Statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Financial Statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the Financial Statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statement. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter
The accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the amendment to the current report on Form 8-K of the Company. As described in Note 1, the accompanying Financial Statement attributable to VWP is not intended to be a complete presentation of VWP’s financial position. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP

We have served as the Company’s auditor since 2010.

Raleigh, North Carolina
March 15, 2019

VISUALWEBCASTER PLATFORM OF ONSTREAM MEDIA CORPORATION
STATEMENT OF ASSETS ACQUIRED AND LIABILTIES ASSUMED

(Numbers in $000's except per share information)	January 3, 2019

Assets acquired:
Intangible Assets	$1,756
Goodwill	1,019
Right of Use Asset	125
Deposits	13
Total assets acquired	2,913

Liabilities assumed:
Lease liability	$125
Total liabilities assumed	125

Total assets acquired and liabilities assumed	$2,788

The accompanying notes are an integral part of the statement of assets acquired and liabilities assumed.

VISUALWEBCASTER PLATFORM OF ONSTREAM MEDIA CORPORATION
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

On January 3, 2019 (the “Closing Date”), an Asset Purchase Agreement (the “Purchase Agreement”) was entered into between Onstream Media Corporation, a Florida corporation (the (Seller”) and Issuer Direct Corporation, a Delaware corporation (the “Buyer”), whereby the Buyer purchased certain assets related primarily to customer accounts, intellectual property, lease deposits and assumed certain existing contractual obligations related primarily to data processing and storage, bandwidth and facility leases relating to the VisualWebcaster Platform (“VWP”). The accounts receivable and the accounts payable related to VWP and existing as of the Closing Date were not included as part of the Purchase Agreement.

The accompanying statement of assets acquired and liabilities assumed (the “Statement”) has been prepared for inclusion in the Buyer’s filings with the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. It is impracticable to prepare complete financial statements related to VWP as these operations were not a separate legal entity of Seller and was never operated as a stand-alone business, division or subsidiary. Seller has never prepared full stand-alone or full carve-out financial statements for VWP. The Buyer has determined that the acquisition of net assets of VWP as of January 3, 2019 constitutes a business acquisition as defined by Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805, Business Combinations. Accordingly, the net assets acquired are presented at their acquisition date fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820, Fair Value Measurements and Disclosures.

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Financial Statements. Such estimates include, but are not limited to, valuation of intangibles. Actual results could differ from those estimates.

Intangible Assets

Intangible assets are determined based on fair value and are comprised of customer relationships valued at $1,190,000, technology valued at $497,000 and a non-compete agreement valued at $69,000. The income approach was used to determine the value of the customer relationships and non-compete agreement. The income approach determines the fair value for the asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a rate of return that reflects the relative risk of achieving the cash flow and the time value of money. Projected cash flows considered multiple factors, including current revenue from existing customers; analysis of expected revenue and attrition trends; reasonable contract renewal assumptions from the perspective of a marketplace participant; probability of executives competing, expected profit margins giving consideration to marketplace synergies; and required returns to contributory assets. The relief from royalty method was used to value the technology. The relief from royalty method determines the fair value by calculating what a typical license fee would be in order to obtain the same or similar license of the technology from market participants. Projected cash flows consider revenue assumptions allocated to the technology.

Intangible assets related to customer relationships (8 years), technology (6 years) and non-compete agreements (5 years) will be amortized on a straight line basis over the indicated useful life.

Goodwill

Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired. Goodwill is not amortized but tested for impairment on an annual basis or when indications for impairment exist. Amortization of goodwill will be deductible for tax purposes.

NOTE 2: LEASES

In connection with the acquisition, the Buyer assumed two short-term leases associated with an office and co-location for certain computer equipment in New York City, New York as well as entered into a three-year office lease in Florida. The Company has elected the short-term lease exemption on the two leases in New York and will not recognize a right to use asset or lease liability for those two leases.

In connection with the Florida lease, the Company recognized a right to use asset and corresponding lease liability for $125,000. The right to use asset will be amortized as lease expense on a straight-line basis over the term of the lease. Future minimum lease payments under the lease are as follows:

Year Ended December 31:
2018	$42
2019	44
2020	45
Total	$131

NOTE 3: SUBSEQUENT EVENTS

In connection with the Purchase Agreement, the Buyer entered into separate Reseller Agreements with Seller whereby Seller shall continue to utilize certain technology relating to VWP with respect to portions of those operations Seller retained after the Effective Date. The Reseller Agreements each have five-year terms and may be extended for an unlimited number of one-year terms thereafter. The Buyer will receive 35% of all revenue generated by Seller from these Reseller Agreements for the first two years and then receive 50% of all revenue generated by Seller for the final three years and during any extension of the term of the Reseller Agreements. Also, in connection with the Purchase Agreement, the Buyer agreed to exclusively use Seller’s teleconferencing service for a period of five years which may be extended for an unlimited number of one-year terms thereafter for a discounted pricing rate.